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                                                                   EXHIBIT 10.27



                        SUBORDINATED PURCHASE MONEY NOTE



$4,400,000                                                         July 15, 1997



         FOR VALUE RECEIVED, eMerge Vision Systems, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of XL Vision, Inc. (the "Lender") at the Lender's office located at 10315 102nd Terrace, Sebastian, FL 32958 or at such other place in the continental United States as the Lender may designate in writing, in lawful money of the United States, and in immediately available funds, the principal sum of FOUR MILLION FOUR HUNDRED THOUSAND DOLLARS ($4,400,000). This Note is being issued in connection with an Asset Purchase Agreement of even date herewith between Borrower and Lender for the transfer of the technology and assets from Lender to Borrower.

         The Borrower hereby farther promises to pay to the order of the Lender interest on the outstanding principal amount from the date hereof, at an annual rate equal to 7%.

         The principal amount of this Note shall be paid in full on the first to occur of the following: (i) the closing of Borrower's initial public offering of its equity securities; (ii) the sale of all or substantially all of the assets of Borrower; (iii) the sale or exchange of all of the outstanding capital stock of Borrower in a single transaction or series of related transactions, including pursuant to a merger or consolidation in which the holders of voting securities of Borrower immediately before the transaction own less than a majority of the voting securities of the surviving or resulting entity immediately after the transaction; or (iv) the dissolution or liquidation of the Borrower.

         All payments made on this Note (including, without limitation, prepayments) shall be applied, at the option of the Lender, first to late charges and collection costs, if any, then to principal.

         The outstanding principal amount of this Note may be prepaid in whole or in part without any prepayment penalty or premium at any time or from time to time by Borrower upon notice to the Lender.

         This Note is subordinate in right of payment to all classes and series of Preferred Stock of the Borrower which is now outstanding or which may be authorized and issued by the Company in the future while this Note remains outstanding. Borrower may not make any payments on this Note, and the holder may not enforce this Note, so long as any such class or series of Preferred Stock remains outstanding.
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         An event of default hereunder shall consist of:

                  (i) a default in the payment by the Borrower to the Lender of principal under this Note as and when the same shall become due and payable;

                  (ii) an event of default by the Borrower under any other obligation, instrument, note or agreement for borrowed money in excess of $250,000, beyond any applicable notice and/or grace period;

                  (iii) institution of any proceeding by or against the Borrower under any present or future bankruptcy or insolvency statute or similar law and, if involuntary, if the same are not stayed or dismissed within sixty (60) days, or the Borrower's assignment for the benefit of creditors or the appointment of a receiver, trustee, conservator or other judicial representative for the Borrower or the Borrower's property or the Borrower's being adjudicated a bankrupt or insolvent.

         Upon the occurrence of an event of default hereunder, this Note shall automatically without any action or notice by Lender, be accelerated and become immediately due and payable, and Lender shall have all of the rights and remedies provided for in the Loan Agreement or otherwise available at law or in equity, all of which remedies shall be cumulative.

         Neither the reference to nor the provisions of any agreement or document referred to herein shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of this Note as herein provided.

         Any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of costs, exceeds $ 1,000,000 ("Summary Proceeding"), arising out of or relating to this Note, or the breach, termination or validity thereof, shall be litigated exclusively in the Superior Court of the State of Delaware (the "Delaware Superior Court") as a summary proceeding pursuant to Rules 124-131 of the Delaware Superior Court, or any successor rules (the "Summary Proceeding Rules"). Each of the parties hereto hereby irrevocably and unconditionally (i) submits to the jurisdiction of the Delaware Superior Court for any Summary Proceeding, (ii) agrees not to commence any Summary Proceeding except in the Delaware Superior Court, (iii) waives, and agrees not to plead or to make, any objection to the venue of any Summary Proceeding in the Delaware Superior Court, (iv) waives, and agrees not to plead or to make, any claim that any Summary Proceeding brought in the Delaware Superior Court has been brought in an improper or otherwise inconvenient forum, (v) waives, and agrees not to plead or to make, any claim that the Delaware Superior Court lacks personal Jurisdiction over it, (vi) waives its right to remove any Summary Proceeding to the federal courts except where such courts are vested with sole and exclusive jurisdiction by statute and (vii) understands and agrees that it shall not seek a jury trial or punitive damages in any Summary Proceeding based upon or
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arising out of or otherwise related to this Note waives any and all rights to any such jury trial or to seek punitive damages.

         In the event any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of costs, does not exceed $1,000,000 (a "Proceeding"), arising out of or relating to this Note or the breach, termination or validity thereof is brought, the parties to such Proceeding agree to make application to the Delaware Superior Court to proceed under the Summary Proceeding Rules. Until such time as such application is rejected, such Proceeding shall be treated as a Summary Proceeding and all of the foregoing provisions of this Section relating to Summary Proceedings shall apply to such Proceeding shall be treated as a Summary Proceeding and all of the foregoing provisions of this Section relating to Summary Proceedings shall apply to such Proceeding.

         If Summary Proceeding is not available to resolve any dispute hereunder, the controversy or claim shall be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of Delaware. The arbitration shall be conducted at the Association's regional office located closest to the Lender's principal place of business by three arbitrators, one of whom shall be an attorney. Judgment upon the arbitrators, award may be entered and enforced in any court of competent jurisdiction. Neither party shall institute a proceeding hereunder unless at least 60 days prior thereto such party shall have given written notice to the other party of its intent to do so.

         Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including ,but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests but shall not be sought as a means to avoid or stay arbitration or Summary Proceedings.

         The Borrower hereby waives presentment, demand, protest and notice of dishonor and protest, and also waives all other exemptions; and agrees that extension or extensions of the time of payment of this Note or any installment or part thereof may be made before, at or after maturity by agreement by the Lender. Upon default hereunder the Lender shall have the right to offset the amount owed by the Borrower against any amounts owed by the Lender in any capacity to the Borrower, whether or not due, and the Lender shall be deemed to have exercised such right of offset and to have made a charge against any such account or amounts immediately upon the occurrence of an event of default hereunder even though such charge is made or entered on the books of the Lender subsequent thereto. The Borrower shall pay to the Lender, upon demand, all costs and expenses, including, without limitation, attorneys' fees and legal expenses, that may be incurred by the Lender in connection with the enforcement of this Note.
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         Notices required to be given hereunder shall be deemed validly given
(i) three business days after sent, postage prepaid, by certified mail, return receipt requested, (ii) one business day after sent, charges paid by the sender, by Federal Express Next Day Delivery or other guaranteed delivery service, (iii) when sent by facsimile transmission, or (iv) when delivered by hand:

         If to the Lender:         XL Vision, Inc.
                                   10315 102nd Terrace
                                   Sebastian, FL 32958
                                   Attn: Chief Financial Officer



If to the Borrower:                eMerge Vision Systems, Inc.
                                   10315 102nd Terrace
                                   Sebastian, FL 32958
                                   Attn: Chief Financial Officer

or to such other address, or in care of such other person, as the holder or the Borrower shall hereafter specify to the other from time to time by due notice.

Any failure by the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time. No amendment to or modification of this Note shall be binding upon the Lender unless in writing and signed by it. Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remainder hereof This Note shall apply to and bind the successors of the Borrower and shall inure to the benefit of the Lender, its successors and assigns.

         This Note shall be governed by and interpreted in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Borrower, by its duly authorized officer intending to be legally bound hereby, has duly executed this Purchase Money Note as of the date first written above.

                              EMERGE VISION SYSTEMS, INC.



                              By: /s/ David Szostak
                                 _________________________________________
                              Title: David P. SZOSTAK, Chief Financial Officer